CERTIFICATE OF DESIGNATION

OF

SERIES A CONVERTIBLE PREFERRED STOCK

of

BOLLENTE COMPANIES INC.

Establishing the

Voting Powers, Designations, Preferences, Limitations,

Restrictions, and Relative Rights of Series A Convertible Preferred Stock

Pursuant to Section 78.195 of the Nevada Revised Statutes

Bollente Companies Inc., a corporation organized and existing under the Nevada Revised Statutes (hereinafter called the “Corporation”), hereby certifies that the following resolution was adopted by the board of directors of the Corporation as required by Section 78.195 of the Nevada Revised Statutes at a meeting duly called and held on August 29, 2016;

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Corporation (the “Board”) in accordance with the provisions of the Articles of Incorporation of the Corporation, as currently in effect, the Board, by resolutions duly adopted as of August 29, 2016 hereby creates a series of Preferred Stock, par value $0.001 per share (the “Preferred Stock”), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

Series A Convertible Preferred Stock:

Section 1.

Designation and Amount.  A total of 500,000 shares of Preferred Stock, $0.001 par value per share, out of the 10,000,000 total Preferred shares authorized in the Corporation Articles of Incorporation, shall be designated “6% Series A Convertible Preferred Stock” (the “Series A Preferred”).

Section 2.

Dividends. The holders of the Series A Preferred will be entitled to a preferred dividend at the rate of 6% per annum.  Dividends on the Series A Preferred will be cumulative and shall be paid in cash.  Dividends shall be paid annually.

Section 3.

Redemption.

(a)

The Corporation may at any time following the first anniversary from the date of issuance (the “Redemption Date”), at the option of the Board, redeem in whole or in part the Series A Preferred by paying in cash in exchange for the Series A Preferred to be redeemed a sum equal to $3.00 per share (as adjusted for any stock dividends, combinations or splits with respect to such Series A Preferred), (the “Redemption Price”). Any redemption affected pursuant to this provision shall be made on a pro rata basis among the holders of the Series A Preferred in proportion to the number of Series A Preferred then held by them.

(b)

Subject to the rights of series of preferred stock which may from time to time come into existence, at least ten (10) but no more than sixty (60) days prior to each Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A Preferred to be redeemed, at the address last shown on the records of this Corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date, the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to this Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the Series A Preferred to be redeemed (the “Redemption Notice”). On or after the Redemption Date, each holder of Series A Preferred to be redeemed shall surrender to this Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the Series A Preferred represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed Series A Preferred.

(c)

From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series A Preferred designated for redemption in the Redemption Notice as holders of Series A Preferred (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such Series A Preferred, and such Series A Preferred shall not thereafter be transferred on the books of this Corporation or be deemed to be outstanding for any purpose whatsoever. Subject to the rights of series of preferred stock which may from time to time come into existence, if the funds of the Corporation legally available for redemption of Series A Preferred on any Redemption Date are insufficient to redeem the total number of Series A Preferred to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such Series A Preferred ratably among the holders of such Series A Preferred to be redeemed based upon their holdings of Series A Preferred. The Series A Preferred not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. Subject to the rights of series of preferred stock which may from time to time come into existence, at any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series A Preferred, such funds will immediately be used to redeem the balance of the Series A Preferred which the Corporation has become obliged to redeem on any Redemption Date but which it has not redeemed.

Section 4.

Conversion. The holder of the Series A Preferred shall have conversion rights as follows (the "Conversion Rights"):

(a)

Optional Conversion: Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Series A Preferred, into five (5) shares of the Corporation’s common stock, $0.001 par value per share and a five year warrant to purchase one (1) share of the Corporation’s common stock at $1.00 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares).

(b)

Automatic Conversion. Each share of Series A Preferred shall be converted automatically into the number of shares of common stock and warrants to purchase common stock into which such shares of Series A Preferred are convertible pursuant to this Section 4, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, on August 29, 2019.

(c)

Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefore, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

(d)

No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

(e)

Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Corporation’s Certificate of Incorporation.

Section 5.

Liquidation Preference.

(a)

In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, subject to the rights of series of preferred stock that may from time to time come into existence, the holders of Series A Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of $3.00 per Share for each outstanding Share, being referred to herein as the “Premium”). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of series of preferred stock that may from time to time come into existence, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred in proportion to the preferential amount each such holder is otherwise entitled to receive.

(b)

Upon the completion of the distribution required by subparagraph (a) above and any other distribution that may be required with respect to series of preferred stock that may from time to time come into existence, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of Series A Preferred and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Series A Preferred).

(i)

For purposes of this provision, a liquidation, dissolution or winding up of this Corporation shall be deemed to be occasioned by, or to include, (A) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but, excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation);

or (B) a sale of all or substantially all of the assets of the Corporation; unless the Corporation’s shareholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation’s acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity.

(ii)

In any of such events, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

(A)

Securities not subject to investment letter or other similar restrictions on free marketability (covered by (B) below):

(1)

If traded on a securities exchange (NASDAQ, AMEX, NYSE, etc.), the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty-day period ending three (3) days prior to the closing;

(2)

If traded on a quotation system, such as the OTC Markets, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three (3) days prior to the closing; and

(3)

If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Corporation and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock.

(B)

The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by the Corporation and the holders of at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

(iii)

In the event the requirements of this provision are not complied with, this Corporation shall forthwith either:

(A)

cause such closing to be postponed until such time as the requirements of this provision have been complied with; or

(B)

cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series A Preferred shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 3(c)(iv) hereof.

(iv)

The Corporation shall give each holder of record of Series A Preferred written notice of such impending transaction not later than ten (10) days prior to the shareholders’ meeting called to approve such transaction, or ten (10) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 3, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Series A Preferred that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Series A Preferred.

Section 6.

VOTING RIGHTS.  Except as described in Section 7 below, the holder of each Share shall not have any voting rights, except in the case of voting on a change in the preferences of Series A Preferred.

Section 7.

PROTECTIVE PROVISIONS. So long as any Series A Preferred are outstanding, this Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least two-thirds of the outstanding Series A Preferred which is entitled, other than solely by law, to vote with respect to the matter, and which Series A Preferred represents at least two-thirds of the voting power of the then outstanding Series A Preferred:

(a)

sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of;

(b)

alter or change the rights, preferences or privileges of the Series A Preferred so as to affect adversely the Series A Preferred;

(c)

increase or decrease (other than by redemption or conversion) the total number of authorized shares of preferred stock;

(d)

authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security (i) having a preference over, or being on a parity with, the Series A Preferred with respect to dividends or upon liquidation, or (ii) having rights similar to any of the rights of the Preferred Stock; or

(e)

amend the Corporation’s Articles of Incorporation or bylaws.

In WITNESS WHEREOF, the undersigned hereby declares and certifies that this Certificate of Designation is executed on behalf of the Corporation as of this 31st day of August, 2016.

Corporation:

Bollente Companies Inc

By: /s/ Robertson J. Orr

Robertson J. Orr, President & CEO